As filed with the Securities and Exchange Commission on March 4, 2022

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

UserTesting, Inc.
(Exact name of registrant as specified in its charter)

Delaware	26-0339214
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
UserTesting, Inc.
144 Townsend Street
San Francisco, California 94107

(Address of Principal Executive Offices) (Zip Code)

2021 Equity Incentive Plan
2021 Employee Stock Purchase Plan
(Full titles of the plans)

Andrew MacMillan
President, Chief Executive Officer and Chairman
UserTesting, Inc.
144 Townsend Street
San Francisco, California 94107
(650) 567-5616
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Einat Meisel Ran D. Ben-Tzur Jennifer J. Hitchcock Fenwick & West LLP 801 California Street Mountain View, California 94041 (650) 988-8500	Ambyr O’Donnell General Counsel UserTesting, Inc. 144 Townsend Street San Francisco, California 94107 (650) 567-5616

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

REGISTRATION OF ADDITIONAL SHARES
PURSUANT TO GENERAL INSTRUCTION E
Pursuant to General Instruction E of Form S-8, UserTesting, Inc. (the “Registrant”) is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) to register 7,112,028 additional shares of common stock under the Registrant’s 2021 Equity Incentive Plan and 1,422,405 additional shares of common stock under the Registrant’s 2021 Employee Stock Purchase Plan pursuant to the provisions of those plans providing for an automatic annual increase in the number of shares reserved for issuance under such plans. This Registration Statement hereby incorporates by reference the contents of the Registrant’s previous registration statement on Form S-8 filed with the Commission on November 17, 2021 (Registration No. 333-261151). In accordance with the instructional note of Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement.
PART II
Information Required in the Registration Statement
Item 3. Incorporation of Documents by Reference.
The following documents filed by the Registrant with the Commission pursuant to the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:
a.the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the Commission on March 4, 2022;
b.all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (a) above; and
c.the description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 8-A (Registration No. 001-41049) filed with the Commission on November 9, 2021 under Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.
All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment, which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such documents as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document, which also is deemed to be incorporated by reference herein, modifies or supersedes such statement.

Item 8. Exhibits.
The following exhibits are filed herewith or incorporated by reference:

Exhibit Number	Exhibit Description	Incorporated by Reference				Filed Herewith
		Form	File No.	Exhibit	Filing Date

4.1	Restated Certificate of Incorporation of the Registrant.	10-K	001-41049	3.1	03/04/2022

4.2	Restated Bylaws of the Registrant.	10-K	001-41049	3.2	03/04/2022

4.3	Form of Common Stock Certificate of the Registrant.	S-1/A	333-260224	4.1	11/08/2021

5.1	Opinion of Fenwick & West LLP.					X

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.					X

23.2	Consent of Fenwick & West LLP (included in Exhibit 5.1).					X

24.1	Power of Attorney (included on the signature page to this Registration Statement).					X

99.1	2021 Equity Incentive Plan and forms of award agreements.	S-1	333-260224	10.3	10/13/2021

99.2	2021 Employee Stock Purchase Plan and form of subscription agreement.	S-1	333-260224	10.4	10/13/2021

107.1	Filing Fee Table					X

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on this 4th day of March, 2022.

USERTESTING, INC.

By:	/s/ Andrew MacMillan
Andrew MacMillan
President, Chief Executive Officer, and Chairman

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Andrew MacMillan and Jon Pexton, and each of them, as his or her true and lawful attorney-in-fact and agent with the full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments to this Registration Statement on Form S-8), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

	Signature	Title	Date

By:	/s/ Andrew MacMillan	President, Chief Executive Officer and Chairman (Principal Executive Officer)	March 4, 2022
Andrew MacMillan

By:	/s/ Jon Pexton	Chief Financial Officer (Principal Financial Officer)	March 4, 2022
Jon Pexton

By:	/s/ Sabrina Mekhalfa	Chief Accounting Officer (Principal Accounting Officer)	March 4, 2022
Sabrina Mekhalfa

By:	/s/ Darrell Benatar	Director	March 4, 2022
Darrell Benatar

By:	/s/ Andrew Braccia	Director	March 4, 2022
Andrew Braccia

By:	/s/ Tatyana Mamut	Director	March 4, 2022
Tatyana Mamut

By:	/s/ Shannon Nash	Director	March 4, 2022
Shannon Nash

By:	/s/ Cynthia Russo	Director	March 4, 2022
Cynthia Russo

By:	/s/ Alexander Wong	Director	March 4, 2022
Alexander Wong